Exhibit 24c.



                              POWER OF ATTORNEY



         The person signing below hereby designates John J. Wallace and Eric
V. Brown, Jr., or either of them, as his Attorney-in-Fact with power to execute on behalf of such person, in his capacity or capacities, as indicated below, the Form 10-KSB, Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934, for Prab, Inc. for the year ended October 31, 1998, and all amendments to such Form 10-KSB.


         Dated:  January 15, 1999       /s/Gary A. Herder
                                        -----------------
                                        Gary A. Herder, President, Principal
                                        Executive Officer, Principal Financial
                                        Officer and Director